                                                                    Exhibit 16.1

                         [LETTERHEAD OF FRASER & ROSS]

                                                                October 11, 1999


Satyam Infoway Limited,
Corporate Office
35, Velachery Road,
Little Mount,
CHENNAI 600 015.

Dear Sirs,

        We refer to you telephonic conversation and as advised therein we give below the required note for inclusion in your offer letter:

        "We were the accountants for the Indian GAAP of Satyam Infoway Limited for the following periods:

            1.  12th December 1995 to 31st March 1997
            2.  1st April 1997 to 31st March 1998

        In connection with audits for the above mentioned periods, we had no disagreements with the management on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

        However, during the fiscal year ended March 31, 1998, we had to qualify our opinion with respect to the debentures issued to Citibank N.A. since it exceeded the limits as per Section 58A of The Indian Companies Act.
        Section 58A prohibits Indian Companies, other than banks, from accepting "deposits" in excess of 25% of their share capital.

        Our audit reports for financial statements of Satyam Infoway Limited did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope, except for a qualification of the financial statements as at March 31, 1998 prepared under Indian GAAP relating to the treatment of Citibank N.A. debentures as mentioned above.

We acknowledge receipt on May 20, 1998 of a letter from the management stating the following:

"There is a proposal to appoint M/s. Bharat S Raut & Co., 20/2, Vittal Mallya Road, Bangalore 560 001 as statutory auditors for the year ending March 31, 1999. They may be contacting you in this regard."

In this regard, we have received a letter from M/s. Bharat S. Raut to which we replied as follows:

"We refer to your letter dated 12th May 1998 and we write to inform that we have no objection professionally or otherwise in your accepting the appointment as auditors of the above mentioned Company."

                                                           FRASER & ROSS"

                                                           Yours faithfully,
                                                           /s/ Fraser & Ross